                                                                 EXHIBIT (a)(21)


                             ARMADA FUNDS ("ARMADA")

                        (A MASSACHUSETTS BUSINESS TRUST)

                     CERTIFICATE OF CLASSIFICATION OF SHARES

                  I, W. Bruce McConnel, do hereby certify as follows:

                  (1) That I am the duly elected Secretary of Armada Funds ("Armada");

                  (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of Armada;

                  (3) That the Board of Trustees of Armada duly adopted the following resolutions at the Regular Meeting of the Board of Trustees held on May 16, 2002:

         APPROVAL OF THE CREATION OF THE SHORT DURATION BOND FUND OF ARMADA.
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                  CREATION OF SHARES.

                  RESOLVED, that there is hereby established the Armada Short Duration Bond Fund (the "Fund") series of shares of Armada;

                  FURTHER RESOLVED, that pursuant to Section 5.1 of Armada's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest (no par value) in Armada be, and hereby are, classified and designated as follows:


                  Class of Shares               Name of Class of Shares
                  ---------------               -----------------------
                  Class SS                      Armada Short Duration Fund - Class I Shares
                  Class SS - Special Series 1   Armada Short Duration Fund - Class A Shares
                  Class SS - Special Series 2   Armada Short Duration Fund - Class B Shares
                  Class SS - Special Series 3   Armada Short Duration Fund - Class C Shares
                  Class SS - Special Series 4   Armada Short Duration Fund - Class H Shares


                  FURTHER RESOLVED, that all consideration received by Armada for the issue or sale of Class SS, Class SS - Special Series 1, Class SS - Special Series 2, Class SS - Special Series 3 and Class SS - Special Series 4 shares shall be invested and reinvested with the consideration received by Armada for the issue and sale of all other shares of beneficial interest in Armada now or hereafter designated as Class SS shares (irrespective of whether said shares have been designated as part of a series of said class and, if so designated, irrespective of the particular series designation) (collectively, the "Class SS Group") together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Armada allocated to shares of the Class SS Group by the Board of Trustees in accordance with Armada's Declaration of Trust, and each series included in the Class SS Group shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                  FURTHER RESOLVED, that each share of each series in the Class SS Group shall be charged in proportion to their respective net asset values with each other share of beneficial interest in Armada now or hereafter designated as a Class SS share of beneficial interest (irrespective of whether said share has been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation) with the expenses and liabilities of Armada in respect to the Class SS Group or such other shares and in respect of any general expenses and liabilities of Armada allocated to the Class SS Group or such other shares by the Board of Trustees in accordance with the Declaration of Trust, except that to the extent permitted by rule or order of the SEC and as may be from time to time determined by the Board of Trustees:

                           (a) only the Class SS shares shall bear: (i) the expenses and liabilities arising from transfer agency services that are directly attributable to Class SS shares; (ii) the expenses and liabilities of distribution fees payable under Armada's Distribution Plan for A and I Share Classes (the "A and I Shares Plan"); and (iii) other such expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class SS Shares;

                           (b) only the Class SS - Special Series 1 shares shall bear: (i) the expenses and liabilities of payments to institutions under any agreement entered into by or on behalf of Armada which provides for services by the institutions exclusively for their customers who beneficially own such shares; (ii) the expenses and liabilities arising from transfer agency services that are directly attributable to Class SS - Special Series 1 shares; (iii) the expenses and liabilities of distribution fees payable under the A and I Shares Plan; and (iv) other such expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class SS - Special Series 1 shares;

                           (c) only the Class SS - Special Series 2 shares shall bear: (i) the expenses and liabilities of payments to institutions under any agreement entered into by or on behalf of Armada which provides for services by the institutions exclusively for their customers who beneficially own such shares; (ii) the expenses and liabilities arising from transfer agency services that are directly attributable to Class SS - Special Series 2 shares; (iii) the expenses and liabilities of distribution fees payable under Armada's B Shares Distribution Plan (the "B Shares Plan"); and (iv) other such expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class SS - Special Series 2 shares.

                           (d) only the Class SS - Special Series 3 shares shall bear: (i) the expenses and liabilities of payments to institutions under any agreement entered into by or on behalf of Armada which provides for services by the institutions exclusively for their customers who beneficially own such shares; (ii) the expenses and liabilities arising from transfer agency services that are directly attributable to Class SS - Special Series 3 shares; (iii) the expenses and liabilities of distribution fees payable under Armada's C Shares Distribution Plan (the "C Shares Plan"); and (iv) other such expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefor be borne solely by Class SS - Special Series 3 shares;

                           (e) only the Class SS - Special Series 4 shares shall bear: (i) the expenses and liabilities of payments to institutions under any agreement entered into by or on behalf of Armada which provides for services by the institutions exclusively for their customers who beneficially own such shares; (ii) the expenses and liabilities arising from transfer agency services that are directly attributable to Class SS - Special Series 4 shares; (iii) the expenses and liabilities of distribution fees payable under Armada's H Shares Distribution Plan (the "H Shares Plan"); and (iv) other such expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefor be borne solely by Class SS - Special Series 4 shares;

                  FURTHER RESOLVED, that, except as otherwise provided by these resolutions, each share of the Class SS Group shall have the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Declaration of Trust and shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of the Class SS Group, except to the extent permitted by rule or order of the SEC:

                           (a)      on any matter that pertains to the
                                    agreements, arrangements, expenses or
                                    liabilities described in clause (ii) of
                                    paragraph (a) of the immediately preceding resolution (or to any plan or document adopted by Armada relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Armada, only Class SS shares shall be entitled to vote, except that (i) if said matter affects shares of beneficial interest in Armada other than Class SS shares, such other affected shares in Armada shall also be entitled to vote and, in such case, Class SS shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Armada; and (ii) if said matter does not affect Class SS shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of holders of shares of beneficial interest in Armada other than Class SS shares;

                           (b)      on any matter that pertains to the
                                    agreements or expenses and liabilities
                                    described in clause (i) and (iii) of
                                    paragraph (b) of the immediately preceding resolution (or to any plan or document adopted by Armada relating to said agreements, expenses or liabilities) and that is submitted to a vote of shareholders of Armada, only Class SS - Special Series 1 shares shall be entitled to vote, except that (i) if said matter affects shares of beneficial interest in Armada other than Class SS - Special Series 1 shares, such other affected shares in Armada shall also be entitled to vote and, in such case, Class SS - Special Series 1 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Armada; and (ii) if said matter does not affect Class SS - Special Series 1 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of holders of shares of beneficial interest in Armada other than Class SS - Special Series 1 shares;

                           (c) on any matter that pertains to the expenses and liabilities of distribution fees described in clause (i) and (iii) of paragraph (c) of the immediately preceding resolution (or to any plan or other document adopted by Armada relating to such distribution fees, expenses or liabilities) and that is submitted to a vote of shareholders of Armada, only Class SS - Special Series 2 shares shall be entitled to vote, except that (i) if said matter affects shares of beneficial interest in Armada other than Class SS - Special Series 2 shares, such other affected shares in Armada shall also be entitled to vote and, in such case, Class SS - Special Series 2 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Armada;

                                    and (ii) if said matter does not affect
                                    Class SS - Special Series 2 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of holders of shares of beneficial interest in Armada other than Class SS - Special Series 2 shares;

                           (d)      on any matter that pertains to the
                                    agreements, arrangements, expenses or
                                    liabilities described in clause (i) and
                                    (iii) of paragraph (d) of the immediately preceding resolution (or to any plan or document adopted by Armada relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Armada, only Class SS - Special Series 3 shares shall be entitled to vote, except that (i) if said matter affects shares of beneficial interest in Armada other than Class SS - Special Series 3 shares, such other affected shares in Armada shall also be entitled to vote and, in such case, Class SS - Special Series 3 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Armada; and (ii) if said matter does not affect Class SS - Special Series 3 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of holders of shares of beneficial interest in Armada other than Class SS - Special Series 3 shares; and

                           (e)      on any matter that pertains to the
                                    agreements, arrangements, expenses or
                                    liabilities described in clause (i) and
                                    (iii) of paragraph (e) of the immediately preceding resolution (or to any plan or document adopted by Armada relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Armada, only Class SS - Special Series 4 shares shall be entitled to vote, except that (i) if said matter affects shares of beneficial interest in Armada other than Class SS - Special Series 4 shares, such other affected shares in Armada shall also be entitled to vote and, in such case, Class SS - Special Series 4 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Armada; and (ii) if said matter does not affect Class SS - Special Series 4 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of holders of shares of beneficial interest in Armada other than Class SS - Special Series 4 shares; and

                  FURTHER RESOLVED, that the aforesaid classes or series of shares shall represent interests in the Short Duration Bond Fund;

                  FURTHER RESOLVED, that the appropriate officers of Armada be, and each of them hereby is, authorized, at any time after the effective date and time of a Post-Effective Amendment to Armada's Registration Statement relating to the Fund to issue and redeem from time to time such shares representing interests in the Fund in accordance with the Registration Statement under the 1933 Act, as the same may from time to time be amended, and the requirements of Armada's Declaration of Trust and applicable law, and that such shares, when issued for the consideration described in such amended Registration Statement, shall be validly issued, fully paid and non-assessable by Armada;

                  FURTHER RESOLVED, that the officers of Armada be, and each of them hereby is, authorized and empowered to execute, seal, and deliver any and all documents, instruments, papers and writings, including but not limited to, any instrument to be filed with the State Secretary of the Commonwealth of Massachusetts or the Boston City Clerk, and to do any and all other acts, including but not limited to, changing the foregoing resolutions upon advice of counsel prior to filing said any and all documents, instruments, papers, and writings, in the name of Armada and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officers taking any such actions.

                                                      /s/ W. Bruce McConnel
                                                     ----------------------
                                                     W. Bruce McConnel

Dated:   June 20, 2002
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Subscribed and sworn to before
me this 20th day of June, 2002
        ----
/s/ Marianne Haverland
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         Notary Public